Investor Contacts:
Carol K. Nelson, CEO Debra L. Johnson, CFO Cascade Bank 425.339.5500 www.cascadebank.com	NEWS RELEASE

Cascade Financial Completes Series of Successful Balance Sheet Restructuring Transactions

Everett, WA – October 21, 2010 – Cascade Financial Corporation (NASDAQ: CASB) (the Company), the parent company of Cascade Bank (the Bank), announced today that it has successfully completed a series of balance sheet restructuring transactions which will immediately put the Company and the Bank in an improved financial position including increased capital ratios and increased net interest margin.  The transactions included the restructuring of the Company’s securities portfolio, prepayment and/or modification of the Company’s Federal Home Loan Bank (FHLB) advances, and the purchase of interest rate caps to hedge against rising rates.

“In this persistently low interest rate environment there was a sizeable amount of negative drag on our balance sheet driven in large part by high cost borrowings.  Stronger deposit growth and a reduction in the real estate construction loan portfolio over the past few quarters led to increased on-balance sheet liquidity which provided us the opportunity to pursue this deleveraging strategy,” stated Carol K. Nelson, President and CEO.  “We were able to monetize gains in our securities portfolio to offset the cost of prepaying the FHLB borrowings.  The end result will shrink the balance sheet, improve our capital ratios, reduce interest expense, improve our net interest margin and have a minimal impact on shareholders’ equity.  These restructuring transactions, which commenced late in the third quarter and were completed early in the fourth quarter, are part of the Company’s overall business plan to strengthen its financial condition going forward.”

In addition to restructuring the securities portfolio to monetize gains, the Company prepaid $80 million in FHLB advances to shrink the balance sheet, restructured $159 million of fixed rate FHLB advances into lower cost floating rate advances to reduce current interest expense, and purchased interest rate caps in a like amount to limit exposure to rising interest rates while preserving the income benefits from this restructuring.

Details of the transactions include the following:

o
The Company used low-yielding interest-earning deposits at the Federal Reserve Bank to prepay $80 million of FHLB advances at an average rate of 3.75%, incurring approximately $4.8 million in prepayment penalties

o
The Company offset the prepayment penalties with approximately $5.0 million in gains from the sale of investment securities.  In total, the Company sold approximately $252 million in securities with a weighted average book yield of 2.0%

o	The Company reinvested substantially all of the proceeds from the securities sale into new securities with a 0% to 20% risk-weight at an average yield of 2.4%

o
The Company restructured $159 million of long-maturity FHLB “option” advances, callable quarterly as rates rise, into floating-rate, option-free borrowings, reducing the current average rate on the advances by 1.38%

o
The Company purchased a series of interest rate caps totaling $159 million in notional amount to manage interest rate risk going forward.  These caps were designed to protect both net interest margin and shareholder equity from potential future rising interest rates.

The transactions leave the Company with continued high levels of on-balance sheet liquidity, and bring the Company’s interest rate risk position from highly asset-sensitive closer to a neutral position towards interest rates.

Approximately $1.1 million of the securities gains were recognized in the third quarter of 2010 and Cascade expects to recognize approximately $3.9 million in the fourth quarter of 2010 due to the timing of the transactions.  All of the approximately $4.8 million in prepayment penalty from the retirement of FHLB borrowings will be recognized in the fourth quarter of 2010.

In addition to the restructuring transactions, the Company is proactively taking steps to improve its net interest margin and capitalization by allowing additional non-core funding to run off, further shrinking the balance sheet and removing negative carry, as well as other potential strategies to further reduce funding costs.

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Cascade Financial
October 21, 2010

“This remains a highly challenging operating environment for community banks,” added Nelson. “This strategy has allowed us to improve our net interest margin and capital position, and reduced our reliance on non-core funding while maintaining a prudent interest rate risk profile, all of which are critical goals for the Company.”

As previously announced, under a Consent Order with the FDIC and Washington State DFI, effective July 21, 2010, Cascade Bank’s regulators have directed Cascade Bank to increase its overall capital levels and, in particular, are requiring Cascade Bank to increase its Tier 1 leverage capital to 10% of the Bank’s total assets and total risk based capital to 12% of the Bank’s risk weighted assets by November 18, 2010.  The Company’s ability to raise additional capital will depend on conditions in the capital markets at that time, which are outside its control, and on the Company’s financial performance.

 Sandler O’Neill + Partners, L.P. served as advisor to Cascade Financial in developing and implementing the balance sheet restructuring strategies.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank maintains an “Outstanding” CRA rating and has proudly served the Puget Sound region for over 90 years.  Cascade Bank operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing Cascade of the protections of the safe harbor provisions of the PSLRA.  Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.  The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements.  Additional forward-looking statements include statements about the benefits of the balance sheet restructurings to improve the Company’s financial condition, reduce its risk profile and improve its shareholder value proposition, as well as statements about the Company taking steps to improve its net interest Margin and capitalization by allowing additional non-core funding to run off, further shrinking the balance sheet and removing negative carry, as well as further reducing funding costs. Future events are difficult to predict, and the expectations described above are subject to risks and uncertainties that may cause actual results to differ materially.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others:  (1) the Company’s ability to raise additional capital to satisfy the consent order on acceptable terms, if at all;(2) the effect of the consent order on the Company’s operations and potential future supervisory action against the Company or Cascade Bank; (3) failure to maintain adequate levels of capital and liquidity to support the Company’s operations; (4) the extent and duration of continued economic and market disruptions and governmental actions to address these disruptions; (5) the risk of new and changing legislation, regulation and/or regulatory actions; (6) local and national general and economic conditions; (7) changes in interest rates; (8) reductions in loan demand or deposit levels or failure to attract loans and deposits; (9) changes in loan collectability, defaults and charge-off rates; and (10) adequacy of the Company’s allowance for loan losses, credit quality and the effect of credit quality on its provision for credit losses and allowance for loan losses.

Cascade undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Cascade files from time to time with the Securities and Exchange Commission, including Cascade’s 2009 Form 10-K and Cascade’s Form 10-Q for the quarter ending June 30, 2010.

Transmitted on GlobeNewswire on October 21, 2010 at 5:13 p.m. PDT.